UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 10, 2017

HealthStream, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	000-27701	621443555
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

209 10th Ave. South, Suite 450, Nashville, Tennessee		37203
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	615-301-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2017, HealthStream, Inc. (the "Company") announced that Thomas Schultz will resign from his position as Senior Vice President of Sales of the Company. Mr. Schultz provided notice of such resignation on July 10, 2017, and such resignation will be effective as of July 25, 2017. Mr. Schultz’s resignation is not the result of any disagreement with management, the Company or its operations, policies or practices. A copy of the press release making this announcement is attached as Exhibit 99.1 and incorporated by reference herein.

Item 8.01 Other Events.

On July 11, 2017, the Company announced that Jeffrey Cunningham will join the Company as its Senior Vice President and Chief Technology Officer. Also effective as of July 11, 2017, Jeffrey Doster—the Company’s current Chief Technology Officer and Senior Vice President—will become the Company’s Chief Information Officer and Senior Vice President, a newly created position.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release of HealthStream, Inc. dated July 11, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HealthStream, Inc.

July 11, 2017	By:	Gerard Hayden

Name: Gerard Hayden
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of HealthStream, Inc. dated July 11, 2017.